UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           WASHINGTON BANKING COMPANY
             (Exact name of registrant as specified in its charter)

               WASHINGTON                                       91-1725825
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                       Identification Number)

              450 S.W. Bayshore Drive, Oak Harbor, Washington 98277
   (Address, including zip code, of registrant's principal executive offices)

                1998 STOCK OPTION AND RESTRICTED STOCK AWARD PLAN
                            (Full title of the plan)

                                 Michal D. Cann
                      President and Chief Executive Officer
                           Washington Banking Company
                             450 S.W. Bayshore Drive
                          Oak Harbor, Washington 98277
                                 (360) 679-3121
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:
                        Sandra L. Gallagher-Alford, Esq.
                            Davis Wright Tremaine LLP
                               1501 Fourth Avenue
                         Seattle, Washington 98101-1688
                                 (206) 628-7620


                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                      Proposed           Proposed Maximum
Title of Securities to       Amount to be         Maximum Offering      Aggregate Offering          Amount of
     be Registered          Registered (1)       Price Per Share(2)          Price(2)           Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common stock, no par value      180,200                 $9.07               $1,634,966               $409.00
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as (a) a result of terminated, expired or surrendered options to purchase the Company's common stock issued under the Plan, and (b) pursuant to Rule 416(a), any increases in the number of shares offered under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on (a) the exercise prices of options to acquire 34,500 shares of the Company's common stock which have been granted under the Plan with an exercise price of $12.00 per share, and (b) the $8.38 per share book value of the Company's common stock, determined as of September 30, 2001, with respect to the 145,700 shares of common stock as to which options have not been granted as of the date of this Registration Statement.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART I
Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

Item 3.  Incorporation of Documents by Reference

The following documents have been filed with the Commission by Washington Banking Company (the "Company") and are incorporated herein by reference and made a part hereof:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

          (b) All reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements in the Annual Report referred to in paragraph 1 above.

          (c) The Company's Form SB-2 Registration Statement (No. 333-49925) filed with the SEC on April 10, 1998, and Amendment No. 1 to that Form SB-2 filed with the SEC on June 3, 1998, as to the description of the Company's securities.

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

The Washington Business Corporation Act, RCW Chapter 23B.08, authorizes indemnification of directors, officers and employees under certain circumstances. The Company's Articles of Incorporation provide, among other things, for the indemnification of directors, and authorize the Board to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current or former director in connection with any personal legal liability incurred by the individual while acting for the Company within the scope of his or her employment, and which was not the result of conduct finally adjudged to be "egregious" conduct. "Egregious" conduct is defined as intentional misconduct, a knowing violation of law, or participation in any transaction from which the person will personally receive a benefit in money, property or services to which that person is not legally entitled. The Articles of Incorporation also include a provision that limits the liability of directors of the Company from any personal liability to the Company or its shareholders for conduct not found to have been egregious. The Company has purchased an officers and directors liability insurance policy which provides for insurance of directors and officers of the Company against certain liabilities they may incur in their capacities as such.

Item 7.  Exemption From Registration Claimed

         Not Applicable

Item 8.  Exhibits


 No.            Exhibits

      4.1 Articles of Amendment to Articles of Incorporation of the Company (1)

      4.2       Amended and Restated Articles of Incorporation (1)

      4.3       Bylaws (1)

      4.4       1998 Stock Option and Restricted Stock Award Plan (2)

      5.1       Opinion of Davis Wright Tremaine, LLP (3)

     23.1       Independent Auditors' Consent (3)

     23.2       Consent of Counsel (included in Exhibit 5.1) (3)

       24       Power of Attorney (3)

---------------

(1) Incorporated by reference to the Form SB-2 (Registration No. 333-49925) previously filed by the Company, declared effective June 22, 1998.

(2) Incorporated by reference to the definitive proxy statement dated August 19, 1998 for the Annual Meeting of Shareholders held September 24, 1998.

(3)  Filed with this Registration Statement.

Item 9.  Undertakings

(a)      The Company hereby undertakes to do the following:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii)   Reflect  in  the   prospectus   facts  or  events   which,
               individually or together, represent a fundamental change in the information in this Registration Statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)
          (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or
          (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

          (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Harbor, State of Washington, on October 29, 2001.


                       By:      /s/ Michal D. Cann
                            ----------------------------------------------------
                             Michal D. Cann
                             President and Chief Executive Officer (on behalf
                             of the Company, as its principal executive officer)

                       By:      /s/ Phyllis Hawkins
                            ----------------------------------------------------
                             Phyllis Hawkins
                             Senior Vice President and Chief Financial Officer (principal financial and accounting officer)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 18, 2001.

         Jerry C. Chambers*                                            Director
         Karl C. Krieg, III*                                           Director
         Jay T. Lien*                                                  Director
         Robert B. Olson*                                              Director
         Anthony B. Pickering*                                         Director
         Alvin J. Sherman*                                             Director
         Edward J. (Bud) Wallgren*                                     Director

* Michal D. Cann, by signing his name below, signs this document in his capacity as a director and pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated. Such persons include a majority of the directors of the registrant.

                                /s/ Michal D. Cann
                            ----------------------------------------------------
                                Michal D. Cann
                                Attorney-in-Fact

                                INDEX TO EXHIBITS


 No.            Exhibits

      4.1 Articles of Amendment to Articles of Incorporation of the Company (1)

      4.2       Amended and Restated Articles of Incorporation (1)

      4.3       Bylaws (1)

      4.4       1998 Stock Option and Restricted Stock Award Plan (2)

      5.1       Opinion of Davis Wright Tremaine, LLP (3)

     23.1       Independent Auditors' Consent (3)

     23.2       Consent of Counsel (included in Exhibit 5.1) (3)

       24       Power of Attorney (3)

---------------

(1) Incorporated by reference to the Form SB-2 (Registration No. 333-49925) previously filed by the Company, declared effective June 22, 1998.

(2) Incorporated by reference to the definitive proxy statement dated August 19, 1998 for the Annual Meeting of Shareholders held September 24, 1998.

(3) Filed with this Registration Statement.

                                   Exhibit 5.1

                      Opinion of Davis Wright Tremaine LLP

October 29, 2001


Board of Directors
Washington Banking Company
450 SW Bayshore Drive
P.O. Box 7001
Oak Harbor, WA  98277

Re:      1998 Stock Option and Restricted Stock Award Plan (the "Plan")

Dear Ladies and Gentlemen:

You have requested us to furnish our opinion as to the legality of the shares of common stock of Washington Banking Company (the "Company") which are being registered (the "Common Stock") under the Registration Statement on Form S-8 to be filed on October 29, 2001, (the "Registration Statement"), by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act").

We have examined the Registration Statement, the initial prospectus to be delivered in accordance with Item 1 of Registration Statement, the Plan, the Articles of Incorporation and the Bylaws of the Company, and certain records of the Company's proceedings as reflected in its minute books, and the originals, or certified, conformed or reproduction copies, of such other documents, certificates and records as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In rendering our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents, certificates and records submitted to us as originals, the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

Based on the foregoing, we are of the opinion that the Common Stock has been duly authorized, and when issued and delivered by the Company and paid for as contemplated by the Registration Statement and the Plan, it will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act.

Very truly yours,

Davis Wright Tremaine LLP

/s/ Davis Wright Tremaine LLP

                                  Exhibit 23.1


                          Independent Auditors' Consent

The Board of Directors
Washington Banking Company:

We consent to the use of our report dated February 8, 2001, with respect to the consolidated balance sheets of Washington Banking Company as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2000, incorporated herein by reference.

/s/ KPMG LLP


Seattle, Washington
October 26, 2001

                                   Exhibit 24

                                POWER OF ATTORNEY


We, the undersigned directors of Washington Banking Company, hereby severally and individually constitute and appoint Michal D. Cann as the true and lawful attorney in fact for the undersigned, in any and all capacities, with full power of substitution, to sign the Registration Statement on Form S-8 covering the Company's 1998 Stock Option and Restricted Stock Award Plan (the "Registration Statement"), and any and all amendments to the Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact may lawfully do or cause to be done by virtue of this appointment. Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacity indicated on October 18, 2001.

Signature                                                    Title


/s/ Jerry C. Chambers
Jerry C. Cambers                                             Director


Marlen L. Knutson                                            Director

/s/ Karl C. Krieg, III
Karl C. Krieg, III                                           Director

/s/ Jay T. Lien
Jay T. Lien                                                  Director

/s/ Robert B. Olson
Robert B. Olson                                              Director

/s/ Anthony B. Pickering
Anthony B. Pickering                                         Director

/s/ Alvin J. Sherman
Alvin J. Sherman                                             Director

/s/ Edward J. Wallgren
Edward J. Wallgren                                           Director